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Exhibit 32.2

STATEMENT PURSUANT TO 18 U.S.C. §1350

        Pursuant to 18 U.S.C. §1350, the undersigned certifies that this Annual Report on Form 10-K of Pacira Pharmaceuticals, Inc. for the year ended December 31, 2012 , fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and that the information contained in this report fairly presents, in all material respects, the financial condition and results of operations of Pacira Pharmaceuticals, Inc.

Date: March 7, 2013	/s/ JAMES SCIBETTA James Scibetta Chief Financial Officer (Principal Financial Officer)

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  Exhibit 32.2
STATEMENT PURSUANT TO 18 U.S.C. §1350